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                                                                 EXHIBIT 10.12

                                   [LOGO]
                                [LETTERHEAD]

March 14, 2000


Mr. Ron Bloom
195 North Coconut Lane
Miami Beach, Florida 33139


Dear Mr. Bloom:


This Agreement confirms our understanding with regard to engaging Whodoweknow.com and Ron Bloom (hereinafter collectively known as "the Consultants"), as financial and strategic advisors to Liquor.com, Inc. (the "Company" which, together with the Company's affiliates and any entity that the Company or any of its affiliates may form to pursue any development or transaction contemplated hereby, are collectively referred to herein as, the "Group"). References herein to the Consultants shall relate to Van Vandergrift as principle representative of Whodoweknow.com, as well as Ron Bloom.

1. The Consultants, in their capacity as financial and strategic advisors to the Group, will perform such of the following financial and strategic services as the Group may reasonably request during the term of the Agreement:

     (a) working with senior management of the Group to strengthen the positioning and communications of the Group to its principal markets and potential investors, focusing on IR presentations, branding and messaging, and general development and improvement of business plans;

     (b) facilitating introductions to qualified investors, with the aim of broadening the share base of the Group;

     (c) providing advice and support to management in the raising of any additional capital that may be required in the future, through equity/debt issues, private placements or other means, and specifically helping with introductions that may lead to direct investments;

     (d) working with the Group to reorganize its current investment alternatives, which may include review of the Group's convertible preferred agreements;

     (e) keeping the Group abreast of developments within the sector vis a vis competitors, and bringing to the Group's attention any suitable direct investment, merger, acquisition,

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           partnership, or any other potentially beneficial opportunity about which Consultants may become aware;

     (f) assisting with broker/investment bank introductions and helping to develop key communication points, including efforts to establish research coverage of the Group;

     (g) advising the Group on financial PR, advertising and marketing matters and forwarding suggestions for an appropriate firm to act for the Group;

     (h) utilizing a broad range of contacts both domestically and internationally to increase investor awareness of the Group; and

     (i) assisting in broadening the number of market makers in the Group's securities.

2. In consideration for the Consultants' rendition of the above-described services, the Company shall grant and deliver to the Consultants, divided between them in such manner as they shall designate:

     (a) immediately upon the execution of this agreement, five year warrants to purchase 80,000 shares of the Company's common stock at an exercise price of $3.52 per share;

     (b) on the first day of each month during the six month period commencing in April 2000, five year warrants to purchase 5,000 shares of the Company's common stock at an exercise price of $3.52 per share; and

     (c) at the discretion of the Company's Chief Executive Officer, on or about October 1, 2000, five year warrants to purchase up to 30,000 shares of the Company's common stock at an exercise price of $3.52 per share. In the event that the employment of the Company's Chief Executive Officer shall be terminated for any reason on or before October 1, 2000, such warrants shall automatically be granted to Consultants on the date of such termination.

3. The Consultants shall have, with respect to the shares of common stock issuable upon exercise of the warrants identified in Section 2 hereof, the same registration rights which were granted with respect to the common stock issuable upon conversion of the Series A Preferred Stock of the Company which is held by the Gem Group. Such registration rights are set forth in Annex A hereto.

4. It shall be expressly understood that all services rendered by the Consultants hereunder will be on a best efforts basis, and that the warrants and other compensation delivered and/or paid pursuant to this Agreement shall not be withdrawn or cancelled by the Group at any time.

5. In the event that the Company (i) raises capital through a private offering of debt, equity or convertible securities of the Company, or a parent, subsidiary or other affiliate of the Company; or (ii) effectuates a merger, acquisition, consolidation, reorganization, recapitalization, business combination or other transaction pursuant to which the Company acquires another entity subsequent to the date hereof and on or prior to one year from the

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     date of termination in this Agreement, irrespective of any reason for such termination, and such capital formation transaction, merger, acquisition, consolidation, reorganization, recapitalization, business combination or other transaction is effectuated as a result of any introduction made by Mr. Bloom to the Company, then the Company hereby agrees to pay to Mr. Bloom the following cash consideration, which payment shall be due and payable, except as hereinbelow provided, in cash on the date of any such closing with respect thereto:

           5% of that portion of the total consideration which is less than or equal to $5,000,000; and

           3% of the balance, if any, of the total consideration which is in excess of $5,000,000.

In lieu of receiving the foregoing consideration in cash, if the Company so requests, and Mr. Bloom grants such request, such consideration shall be paid in the form of a five year warrant to purchase such number of shares of the Company's common stock, and providing for such exercise price, registration rights and other terms, as shall be acceptable to the parties.

     (a) For purposes of this Agreement, "consideration" shall mean the total present value of all cash, securities, or other property (i) received by the Company at the closing of a transaction referred to above or to be received in the future by it with respect to such transaction (other than payments of interest or dividends);
           (ii) paid by the Company as part of the purchase price in connection with the acquisition of the (X) assets or (Y) stock (and any securities, including debt, options and warrants convertible into capital stock, or other rights to acquire such capital stock) by the Company or a wholly-owned subsidiary thereof of another company at the closing of a transaction referred to above or to be received in the future by such other company or its securityholders with respect to such transaction (other than payments of interest or dividends); (iii) to be received by the company's securityholders (other than optionees under the Company's employee stock plans) in the event of the merger of the Company into another entity where the Company is not the survivor;
           (iv) to be received by another company's securityholders (other than optionees under its employee stock plans) in the event such other company merges with the Company or an affiliate of the Company where such other company is not the survivor; and (v) transferred or contributed to a joint venture or similar joint enterprise or undertaking by the venturers within twelve months of the formation thereof or as specifically required under the controlling agreement among the venturers. In the event of any of the scenarios referred to in clauses (i) through (iv) above, the amount by which the assumption, directly or indirectly (by operation of law or otherwise), or any repayment of any long-term liabilities (liabilities maturing more than one (1) year after the consummation of the transaction) of the acquired or non-surviving entity exceeds its current assets on hand at closing, shall be considered consideration. In the event a transaction referred to above is consummated in one or more steps and/or the consideration payable with respect to such transaction shall be payable in installments, including without limitation, any additional consideration to be paid in any subsequent step in the transaction, all such amounts shall be included in the definition of consideration, and shall be due and payable as and when each such step is completed

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           and/or each such installment is paid, whichever shall be
           applicable. For purposes of this paragraph 4, consideration is not deemed to include amounts paid (X) in connection with signing bonuses for employment contracts, and (Y) with respect to employment or consulting contracts or other contracts for services rendered or to be rendered to the extent the amount payable thereunder is the same as the amount to be paid prior to the transaction.

     (b) If all or a portion of the consideration paid in the transaction is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the transaction is consummated as mutually agreed upon in good faith by the Company and Consultants. If the parties cannot so agree, they shall jointly select an independent appraiser to determine such value. The decision of the independent appraiser shall be binding. The Company shall bear one half of the cost of such appraisal, and Consultants shall be responsible for the balance thereof. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to consummation of the transaction, then the value of such securities shall be determined by the average closing or last sales price for the ten (10) trading days prior to the consummation of the transaction; provided, however, that if such non-cash consideration consists of newly-issued, publicly traded common stock, options, warrants or rights for which no public trading market existed prior to the consummation of the transaction, then the value thereof shall be the average of the closing prices for the 20 trading days subsequent to the fifth trading day after the consummation of the transaction. In such event, the fee payable to Consultants pursuant hereto shall be paid on the 30th trading day subsequent to consummation of the transaction. If no public market exists for the common stock, options, warrants or rights issued in the transaction, then the value of such securities shall be as mutually agreed upon in good faith by the Company and Consultants. If such non-cash consideration consists of preferred stock or debt securities, then the value of such securities shall be the face or principal amount thereof unless it is mutually agreed upon in good faith by the Company and Consultants that the market value of such securities is different than the face value or principal amount of such securities, in which case the value of such securities will be the fair market value of such securities as mutually agreed upon in good faith by the Company and Consultants. If all or a portion of the consideration payable in connection with a transaction includes contingent future payments, then the Company shall pay Consultants any additional cash fee, determined in accordance with this paragraph 4, as, when, and if such contingent payments are paid.

     (c) If the consideration to be paid is computed in any foreign currency, the value of such foreign currency for purposes hereof shall be converted into U.S. dollars at the prevailing exchange rate on the date or dates on which such consideration is paid.

6. The Group hereby agrees to indemnify, defend and hold harmless each of the Consultants, their respective employees and consultants and their respective successors and assigns from and against any and all claims, damages, losses, liability, deficiencies, actions, suits or proceedings (collectively the "Losses") arising out of or resulting from: (i) any breach of a

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     representation, or warranty by any member of the Group contained in this
     Agreement; or (ii) any activities or services performed hereunder by Consultants, unless such Losses were the result of the intentional misconduct or gross negligence of either of the Consultants or were the result of any information supplied by either of the Consultants; or
     (iii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below. Consultants hereby agree to indemnify, defend and hold harmless each member of the Group, and their respective officers, directors and shareholders, and their respective successors and assigns from and against any and all Losses arising out of or resulting from (i) the intentional misconduct or gross negligence of either of the Consultants, unless such Losses were the result of any information supplied by any member of the Group; or (ii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below.

     (a) If either of the Consultants or any member of the Group (in each case, the "Indemnified Party") receives written notice of the commencement of any legal action, suit or proceeding with respect to which the any member of the Group or either of the Consultants (in each case, the "Indemnifying Party") is or may be obligated to provide indemnification pursuant to this Section 6, the Indemnified party shall, within thirty (30) days of the receipt of such written notice, give the Indemnifying Party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by the Indemnified Party of its right to indemnity hereunder with respect to such action, suit or proceeding if the Indemnifying Party is not materially adversely affected by such delay. Upon receipt by the Indemnifying Party of a Claim Notice from the Indemnified Party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the Indemnifying Party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The Indemnifying Party and the Indemnified party shall cooperate with each other in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Indemnified Party shall have the right to employ its own counsel in any such action, and the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnifying Party shall not have promptly employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by Indemnifying Party. The Indemnifying Party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Indemnified Party unless the Indemnified Party shall be given a full release from all parties in connection therewith. If the Indemnifying Party shall fail with reasonable promptness either to defend such Third Party Claim, the Indemnified Party may defend, satisfy or settle the Third Party Claim at the expense of the Indemnifying Party and the Indemnifying Party shall pay to the Indemnified Party the amount of any such Loss within ten (10) days after written demand therefor. The indemnification provisions hereunder shall survive the termination of this Agreement.

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7.   Consultants agree that all non-public information pertaining to the prior, current or contemplated business of the Group are valuable and confidential assets of the Group. Such information shall include, without limitation, information relating to customer lists, bidding procedures, intellectual property, patents, trademarks, trade secrets, financing techniques and sources and such financial statements of the Group as are not available to the public. Consultants, and any of their officers, directors, employees, agents and shareholders shall hold all such information in trust and confidence for the Group and shall not use or disclose any such information for other than the benefit of the Group's business and shall be liable for damages incurred by the Group as a result of the use or disclosure of such information by Consultants, and any of their officers, directors, employees, agents or shareholders for any purpose other than the benefit of the Group's business, either during the term of the attached Agreement or after the termination or expiration thereof, except (i) where such information is publicly available or later becomes publicly available other than through a breach of this Agreement, or (ii) where such information is subsequently lawfully obtained by Consultants from a third party or parties who are not under an obligation of confidentiality to the Group, or (iii) if such information is known to Consultants prior to the execution of this Agreement, or (iv) as may be required by law. These confidentiality obligations shall survive termination of this Agreement.

8. It is expressly understood and agreed that Consultants shall, at all times, act as independent contractors with respect to the Group and not as employees or agents of the Group, and nothing contained in the attached Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, among the parties. It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that Consultants shall have no right to bind the Group in any manner. In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement.

9. This Agreement shall be governed by the laws of New York and may be executed in counterparts, each of which together shall be considered a single document. This Agreement will terminate one year from the date hereof, unless amended in writing by the parties hereto on the same or similar terms. This Agreement may not be assigned by the Group without the prior written consent of Ron Bloom.



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We are pleased to offer this engagement and look forward to you supplying your services as a financial and strategic advisor to the Group. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this Agreement, which shall thereupon constitute a binding Agreement between the Group and the Consultants.

Very truly yours,

/s/ Steve Olsher

Steve Olsher
President



By:    /s/ Steve Olsher
  --------------------------
Name:  Steve Olsher
Title: President




/s/ Ron Bloom
------------------------------
          Ron Bloom

Whodoweknow.com



By: /s/ John Vandegrift
  -----------------------------
Name:  John Vandegrift
Title:  Founding Partner


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